 Exhibit 2

Lee R. Mitau
H.B. Fuller Company
June 3, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        1858 Shares
                                        Shares held by reporting owner in
                                        street name.

Direct Ownership                        12570.14 Shares
                                        Includes Shares acquired pursuant to a
                                        dividend reinvestment feature of the 1998
                                        Directors' Stock Plan.